UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(D)
of the Securities Exchange Act of 1934

June 6, 2017
Date of report (Date of earliest event reported)
_______________________
Valeritas Holdings, Inc.
(Exact name of registrant as specified in its charter)
________________________

Delaware	333-198807	46-5648907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Route 202, Suite 600 Bridgewater, NJ (Address of principal executive offices)	08807 (Zip Code)

Registrant's telephone number, including area code (908) 927-9920 (Former name or former address, if changed since last report) ________________________
Check the appropriate box below if the Form 8‑K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b)).

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2017 annual meeting of stockholders (the "Annual Meeting") of Valeritas Holdings, Inc. (the “Company”) held on June 6, 2017, the stockholders of the Company approved the Valeritas Holdings, Inc. Employee Stock Purchase Plan (the “ESPP”), which was previously approved by the board of directors of the Company (the “Board of Directors”) on May 3, 2017, and which provided that the Board of Directors would have the right to elect not to implement the ESPP, even if approved by the stockholders of the Company at the Annual Meeting. Immediately after the Annual Meeting, the Board of Directors convened, and, amongst other things, elected to implement the ESPP with the following parameters: (i) a six (6) month offering period, to commence on or about August 1, 2017; (ii) shares will be offered under the ESPP at a 15% discount to the trading price of the Company's common stock, determined either on the first or last day of the offering period; (iii) employees may invest 1-10% of their base pay, up to a maximum of $25,000; and (iv) the ESPP will be administered by the Compensation Committee of the Board of Directors at no additional cost to the employees.

The ESPP is designed to allow eligible employees of Valeritas and its participating subsidiaries (whether now existing or subsequently established) to purchase shares of common stock at designated intervals through their accumulated payroll deductions. Under the ESPP, 191,860 shares, representing 2% of the shares of the Company's capital stock outstanding as of May 3, 2017, assuming conversion of the Company's outstanding shares of preferred stock into common stock, will be reserved for issuance.

A summary of the material terms and conditions of the ESPP is described in detail under "Proposal No. 3: Approval of the Valeritas Holdings, Inc. Employee Stock Purchase Plan" of the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on May 5, 2017 (the “Proxy Statement”) and is incorporated herein by reference. Such description is qualified entirely by reference to the full text of the ESPP, which is filed hereto as Exhibit 10.1.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the following proposals were submitted to the stockholders of the Company:

Proposal 1:	The election of three directors to serve as Class I directors until the Company’s 2020 annual meeting of stockholders and until their successors are duly elected and qualified.

Proposal 2:	The ratification of the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Proposal 3:	Approval of the Valeritas Holdings, Inc. Employee Stock Purchase Plan.

Additional information regarding the foregoing proposals is set forth in greater detail in the Proxy Statement. Of the 6,890,885 shares of the Company’s common stock entitled to vote at the Annual Meeting, 6,062,445 shares, or approximately 88.0%, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such proposal is set forth below:

Proposal 1:	Election of Directors.
The Company’s stockholders elected the following three directors to serve as Class I directors until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified. The votes regarding the election of the directors were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Brian Roberts	5,521,882	58,371	482,192
Joseph Mandato, D.M.	5,530,792	49,461	482,192
Katherine Crothall, Ph.D	5,528,792	51,461	482,192

Proposal 2:	Ratification of Appointment of Friedman LLP.
The Company’s stockholders ratified the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining
5,948,083	89,338	25,024

Proposal 3:	Approval of Valeritas Holdings, Inc. Employee Stock Purchase Plan.
The Company’s stockholders approved the adoption of the Valeritas Holdings, Inc. Employee Stock Purchase Plan. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
5,520,645	40,198	19,410	482,192

Item 8.01.    Other Events.

On June 6, 2017, the Company issued a press release announcing that Peter J. Devlin has been appointed chairman of the Company’s Board of Directors, effective immediately. In addition to this new role, Mr. Devlin will continue to serve as chairman of the Compensation Committee of the Board of Directors.

The full text of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1	Valeritas Holdings, Inc. Employee Stock Purchase Plan.
99.1	Press release dated June 6, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valeritas Holdings, Inc.

Dated: June 9, 2017
By: /s/ John E. Timberlake
Name:    John E. Timberlake
Title: Chief Executive Officer